Pear Therapeutics Reports Fourth Quarter and Full Year 2021 Financial Results

•$4.2 million total revenue for the full year 2021

•2021 highlights include Current Procedural Terminology (CPT) codes for prescribers, first state Medicaid coverage decision, two major PBM formulary additions, more than 30 organizations providing access, and 9-month HEOR data published

BOSTON – March 28, 2022 – Pear Therapeutics, Inc. (Nasdaq: PEAR), the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs), today reported financial results for its fourth quarter and full year 2021 ended December 31, 2021.

Fourth Quarter 2021 Financial Results
Pear’s total revenue for the fourth quarter of 2021 was $1.3 million, compared with $34 thousand for the fourth quarter of 2020, with the increase over the prior year period primarily related to product sales of its three FDA-authorized products.

Full Year 2021 Financial and Operational Performance Metrics Results
In 2021, Pear achieved strong financial results and commercial progress from its portfolio of marketed products across key performance metrics of prescriptions, fulfillment, covered lives, and revenue.

	Full Year 2021
Financial and Key Operating Performance Metrics*	(Guidance)	(Actual)
Revenue	$4.0M	$4.2M
Prescriptions	12,500	14,000+
Fulfillment Rate	50%	~51%
Covered Lives	30M-40M	31.7M+
Gross to Net	8%	18%
* To illustrate how prescriptions written, fulfillment rate, and covered lives relate to product revenue, we believe it is helpful to provide a hypothetical scenario of 100 prescriptions written with a 50% fulfillment rate and a 50% payment rate. We use covered lives as a metric that is expected to impact payment rate because, as we grow the number of covered lives for our three products, the payment rate should increase. In this hypothetical scenario, Pear has 50 filled prescriptions, of which 25 are paid. Product revenue for the 100 prescriptions written is calculated by multiplying (a) 25 paid prescriptions by (b) the wholesale acquisition cost (WAC) for the respective prescriptions, reduced by (c) any applicable discounts and rebates as well as estimated contingency management costs, if applicable.

“We showed strong execution in 2021, with the company reaching its first commercial inflection point, highlighted by our rapid progress on provider adoption and payor access for our three commercial PDTs,” said Corey McCann, M.D., Ph.D., President and Chief Executive Officer of Pear Therapeutics. “In 2022, we will build value for our shareholders by continuing to bring our PDTs to more and more patients and providers, increase access to our PDTs to help improve the lives of the patients we serve, publish health economic data generated in the real world, advance our pipeline, develop our commercial platform called PearConnect™ and our development platform called PearCreate™.”

2021 Business Highlights

•Prescribing
◦More than 550 prescribers wrote prescriptions for reSET, reSET-O, and Somryst in 2021. Providers deploying Pear’s PDTs include large addiction health systems, hospital network providers, and academic medical centers such as ChristianaCare, Crossroads, Northwell Health, M Health Fairview, and Kaiser Permanente Washington.

◦The American Medical Association (AMA) Current Procedural Terminology (CPT) Editorial Panel announced CPT Category 1 codes for Remote Therapeutic Monitoring (RTM) Services and the Remote Therapeutic Monitoring Treatment Management Services (RTM-TMS) guidelines to clarify coding of cognitive behavioral therapy (CBT) monitoring services, which are expected to go into effect January 2023.

•Coverage
◦At year-end, more than 30 organizations provided access to Pear’s PDTs for the treatment of substance use disorder (SUD), opioid use disorder (OUD), and chronic insomnia by either listing on a formulary as a covered benefit or purchasing products in bulk. Pear’s PDTs were made available on major national product formularies, including two of the top six pharmacy benefit managers (PBMs).

◦Massachusetts became the first state to cover PDTs for all Medicaid patients. Pear’s products, reSET and reSET-O, were added to MassHealth’s Non-Drug Product List, effective November 1, 2021.

•Real World Evidence
◦Pear announced the publication of an analysis of real-world data demonstrating patients (n=64) with OUD who used an 84-day prescription of reSET-O compared to patients who did not engage with reSET-O resulted in net cost savings in hospital facility and clinician services over the 9-month period of $2,708, which was largely driven by a 46% lower incidence of hospital-related stays, as measured from the patient’s use of, or non-engagement with, reSET-O.1

•Health Equity and Inclusion
◦Pear demonstrated its commitment to underserved populations by working with groups including the Ninilchik Village Tribe in Alaska and State Opioid Response (SOR) grants by Indiana, Kentucky, and Ohio.

•Pipeline
◦Pear received Breakthrough Device Designation from the FDA for its PDT product candidate designed for the treatment of alcohol use disorder (AUD) to potentially expand its addiction franchise, which includes FDA-authorized products to treat SUD and OUD.

•Dual Platform: PearCreate™ and PearConnect™
◦Pear continued to aggregate digital therapeutics and digital biomarkers in the service of creating the industry’s first comprehensive PDT platform. In 2021, Pear acquired and/or licensed two digital therapeutic assets designed to treat patients with a range of depression symptoms to support its development of a PDT candidate that may be for use alone or in combination with pharmacotherapy. Pear also executed a portfolio of in-licensing deals involving digital biomarkers assessing voice and keystroke, along with wearables and ingestible sensor technologies.

Subsequent Events in Q1 2022

•Prescribing
◦On February 16, 2022, the Centers for Medicare & Medicaid Services (CMS) established a new Level II Healthcare Common Procedure Coding System (HCPCS) code to describe Prescription Digital Behavioral Therapy, FDA Cleared, per Course of Treatment including PDTs such as Pear’s reSET, reSET-O, and Somryst, which is scheduled to become effective on April 1, 2022.

•Coverage
◦Pear expanded access to its PDTs reSET and reSET-O through a value-based agreement with Oklahoma Health Care Authority (Oklahoma Medicaid), an agreement with Point32Health, founded by Tufts Health Plan and Harvard Pilgrim Health Care, and funding provided by the state of Michigan.

◦On March 10, 2022, bipartisan, bicameral federal legislation, the Access to Prescription Digital Therapeutics Act of 2022, was introduced and, if enacted, will expand Medicare coverage to include PDTs.

•Real World Evidence
◦On March 15, 2022 at World Sleep, interim data from DREAM, a fully virtual, decentralized study of Somryst utilizing the PearCreate clinical trial infrastructure, found treatment with Somryst achieved significant and meaningful reductions in insomnia severity through six months.2

•Health Equity and Inclusion
◦In February 2022, announced availability of reSET and reSET-O in Spanish to address health equity and health care disparities and expand access for those in the Hispanic American community living with SUD and OUD.

•Dual Platform: PearCreate and PearConnect
◦On March 21, 2022, announced a development agreement with SoftBank Corp. to develop a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market as part of Pear’s strategy to commercialize digital therapeutics in international markets.

◦On March 24, 2022, Pear announced its PearConnect platform is available to healthcare providers in the Epic App Orchard Gallery. Initially, this will allow healthcare providers who implement the application the ability to access the PearConnect platform within Epic’s leading electronic health record (EHR) platform to remotely monitor patients who have been prescribed reSET and reSET-O.

2022 Financial and Operational Outlook
Pear provides guidance for full year 2022 as follows:

Key Performance Operating Metrics	Guidance
Revenue	$22M
Prescriptions	50,000-60,000
Fulfillment Rate	50-65%
Covered Lives	100M-120M

Internet Posting of Information
Pear routinely posts information that may be important to investors in the “Investors” section of its website at www.peartherapeutics.com. The company encourages investors and potential investors to consult its website regularly for important information about the company, including its investor presentation.

Conference Call and Webcast Information
Pear management team will host a conference call and live webcast on March 28, 2022 at 4:30 p.m. ET. To access the live conference call via telephone, please dial (877) 814-6630 (US callers) or (409) 216-0625 (international callers) and provide passcode 8586341. A live webcast will be available in the Investors section of the company’s website at www.peartherapeutics.com.

A replay of the audio webcast will be available in the Investors section of the company's website at www.peartherapeutics.com approximately two hours after completion of the call and will be archived for up to 30 days.

Pear plans to file its Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission on or before March 31, 2022. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at www.peartherapeutics.com or on the SEC site, www.sec.gov.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the Forward-Looking Statements section of this press release.

About Pear Therapeutics
Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. Forward looking statements generally relate to future events involving, or future performance of, Pear. For example, Pear’s operating and financial guidance for full year 2022, whether its PDT product candidate for alcohol use disorder will be authorized by FDA and statements regarding its ability to advance its product candidates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “aim”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “target”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) Pear’s ability to meet its full year 2022 revenue forecast or other 2022 guidance, (ii) Pear’s ability to advance the development, clinical testing or regulatory pathway of its AUD or depression assets; (iii) Pear’s ability to successfully commercialize its PDTs; (iv) changes in applicable laws or regulations; (v) the possibility that Pear may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) Pear’s estimates of expenses and profitability; (vii) the evolution of the markets in which Pear competes; (viii) the ability of Pear to implement its strategic initiatives and continue to innovate its existing products; (ix) the ability of Pear to defend its intellectual property and satisfy regulatory requirements; (x) the ability of Pear to issue equity or equity-linked securities in the future or otherwise raise capital to fund its operations; (xi) the impact of the COVID-19 pandemic on Pear’s business; and (xii) other risks and uncertainties set forth in Pear’s filings with the SEC (including those described in the Risk Factors section). These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, which are based only on information currently available to us and speak only as of the date of this release. Pear assumes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. Pear gives no assurance that Pear will achieve its expectations.

Media and Investors Contact:
Meara Murphy
Senior Director of Corporate Communications
meara.murphy@peartherapeutics.com

References:

1.Velez FF, Colman S, Kauffman L, Ruetsch C, Anastassopoulos K, Maricich YA. Comparison of Healthcare Resource Utilization Between Patients Who Engaged or Did Not Engage With a Prescription Digital Therapeutic for Opioid Use Disorder. Clinicoecon Outcomes Res. 2021;13:909-916 https://doi.org/10.2147/CEOR.S334274
2.Morin, C. Early data from a prescription digital therapeutic delivering CBT for insomnia. World Sleep Congress 2022.

Pear Therapeutics, Inc. Condensed Consolidated Statements of Operations
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue
Product revenue	$1,198	$34	$3,748	$149
Collaboration and license revenue	122	—	460	9,235
Total revenue	1,320	34	4,208	9,384
Cost and operating expenses
Cost of product revenue	1,648	377	5,233	1,718
Research and development	12,098	6,318	37,041	28,084
Selling, general and administrative	21,808	22,581	67,619	56,226
Total cost and operating expenses	35,554	29,276	109,893	86,028
Loss from operations	(34,234)	(29,242)	(105,685)	(76,644)
Other income (expenses):
Interest and other (expense) income, net	(1,058)	(841)	(4,144)	(1,767)
Change in estimated fair value of earn-out liabilities	47,038	—	47,038	—
Change in estimated fair value of warrant liabilities	7,004	(747)	(298)	(795)
Loss on extinguishment of debt	—	—	—	(998)
Loss on issuance of legacy convertible preferred stock	—	(16,819)	(2,053)	(16,819)
Total other income (expense)	52,984	(18,406)	40,543	(20,379)
Net (loss) income	$18,750	$(47,648)	$(65,142)	$(97,023)
Unrealized (loss) gain on short-term investments	$(1)	$(4)	$(1)	$(29)
Comprehensive (loss) income	$18,749	$(47,652)	$(65,143)	$(97,052)

Loss on repurchase of convertible preferred stock	—	(11,053)	—	(11,053)
Net (loss) income attributable to common stockholders	$18,750	$(58,676)	$(65,142)	$(108,076)

Net (loss) earnings per share:
Basic	$0.16	$(0.63)	$(0.57)	$(1.21)
Diluted	$0.13	$(0.63)	$(0.57)	$(1.21)
Weighted average common shares outstanding:
Basic	120,356	93,119	113,328	89,216
Diluted	146,796	93,119	113,328	89,216

Pear Therapeutics, Inc. Condensed Consolidated Balance Sheets
	December 31,
(in thousands)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$169,567	$110,900
Short-term investments	5,004	13,535
Accounts receivable	1,794	257
Prepaid expenses and other current assets	8,876	1,365
Total current assets	185,241	126,057
Property and equipment, net	6,255	4,277
Restricted cash	411	1,161
Other long-term assets	5,253	871
Total assets	$197,160	$132,366

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,806	$4,506
Accrued expenses and other current liabilities	17,946	9,568
Deferred revenues	421	267
Debt	26,993	26,345
Total current liabilities	47,166	40,686

Embedded debt derivative	675	675
Warrant liabilities	8,528	2,650
Earn-out liabilities	48,363	—
Other long-term liabilities	1,994	1,239
Total liabilities	106,726	45,250
Commitments and contingencies
Legacy convertible preferred stock	—	—
Stockholders’ equity:
Common Stock	14	11
Additional paid-in capital	338,404	269,946
Accumulated deficit	(247,983)	(182,841)
Accumulated other comprehensive (loss) income	(1)	—
Total stockholders’ equity	90,434	87,116
Total liabilities and stockholders’ equity	$197,160	$132,366